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                                                                    Exhibit 23.2



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Safeguard Scientifics, Inc. on Form S-3 (File No. 333-32512) of our report dated February 10, 2000, except for the first paragraph of Note M, as to which the date is March 2, 2000 relating to the financial statements of Cambridge Technology Partners (Massachusetts), Inc., which appears in Safeguard Scientifics, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP

Boston, Massachusetts
April 3, 2000